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                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                         AMENDMENT NO. FOUR TO
                               FORM SB-2
                      SEC FILE NO.: 333-124829

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         DRIFTWOOD VENTURES, INC.
                       ---------------------------
             (Name of small business issuer in its charter)

   NEVADA                 1000                  Applied For
-------------   ---------------------------   ----------------
(State or       (Primary Standard Industrial  (I.R.S. Employer
jurisdiction of Classification Code Number) Identification No.) incorporation or organization)

                            Driftwood Ventures, Inc.
                             Steven Chan, President
                             1463 Park Drive, Surrey
                            British Columbia, Canada
                                     V3R 5P2
                            Telephone: (250) 729-5731
                            Facsimile: (604) 831-2735
         --------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                            Val-U-Corp Services, Inc.
                         1802 N Carson Street, Suite 212
                         Carson City, Nevada, USA 89701
                             Telephone: 775-887-8853
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415
under the Securities Act of 1933, check the following box.         | X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $90,700         $0.10           $90,700     $10.68
-----------------------------------------------------------------------

(1) Based on the last sales price on December 30, 2004.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated May 11, 2006

                                   PROSPECTUS
                            DRIFTWOOD VENTURES, INC.
                              907,000 SHARES
                                COMMON STOCK
                              ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance of when, if ever, that our securities will be listed for trading on any exchange. We determined our offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: May 11, 2006

                                Table Of Contents

                                                                            PAGE
Summary ....................................................................  5
Risk Factors ...............................................................  6
  -  If we do not obtain additional financing, our business
     will fail .............................................................  6
  -  Because we have not commenced business operations, we face a high risk of business failure .......................................  7
  -  Because of the speculative nature of exploration of mining properties, there is substantial risk that our business
     will fail .............................................................  7
  -  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised doubt about our ability to continue as a going concern.............................  8
  -  Because of the inherent dangers involved in mineral
     exploration, there is a risk that we may incur liability or damages as we conduct our business ....................................  8
  -  Because we intend to sell additional stock in order to
     finance future business operations, shareholders will suffer dilution ..............................................................  8
  -  Even if we discover commercial reserves of precious metals on the Silver Creek claim, we may not be able to
     successfully obtain commercial production .............................  8
  -  Because  our  directors  own 84.4% of our  outstanding
     stock,  they could control and make corporate decisions
     that may be disadvantageous to other minority stockholders ............. 8
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail ......................................................  9
  -  If we sell a partial  interest  in the Silver  Creek
     claim in order to fund further exploration, the value
     of our sole asset will be diminished and the value of our
     stock could be negatively impacted.....................................  9
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ........................ 9
  -  A purchaser is purchasing penny stock which limits the
     ability to sell stock .................................................. 9
Use of Proceeds ............................................................ 10
Determination of Offering Price ............................................ 10
Dilution ................................................................... 10
Selling Securityholders .................................................... 10
Plan of Distribution ....................................................... 14
Legal Proceedings .......................................................... 15
Directors, Executive Officers, Promoters and Control Persons...............  15
Security Ownership of Certain Beneficial Owners and Management.............  17
Description of Securities .................................................. 17
Interest of Named Experts and Counsel ...................................... 18
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ................................................. 18
Organization Within Last Five Years ........................................ 19
Description of Business .................................................... 19
Plan of Operations ......................................................... 24
Description of Property .................................................... 25
Certain Relationships and Related Transactions ............................. 25
Market for Common Equity and Related Stockholder Matters ................... 26
Executive Compensation ..................................................... 27
Financial Statements ....................................................... 28
Changes in and Disagreements with Accountants on Accounting and Financial
Disclosure.................................................................. 29

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.


We are in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property asset known as the Silver Creek claim, registered as the Hope mineral claim, located near the town of Hope, British Columbia. Pursuant to a mineral property purchase and sale agreement dated December 15, 2004, we acquired a 100% interest in and to the mineral claim comprising the Silver Creek claim for $7,000.

The vendor of the claim was Serena Tan of Calgary, Alberta. She does not have any affiliation with our directors, officers or promoters other than as the vendor of the Silver Creek claim. The purchase price was determined by negotiation between our directors and Ms. Tan. Our search of mineral claim records shows that Mr. Laurie Stephenson was the former owner of the mineral claim. The amount Ms. Tan paid Mr. Stephenson for the mineral claim is not of public record. Our president, Mr. Chan is employed with Cambridge House International, Inc., a corporation that sponsors and organizes industry seminars, including mining and mineral exploration events. Ms. Tan, a mineral property vendor, is known to Mr. Chan as a participant in these seminars.

Our objective is to conduct mineral exploration activities on the Silver Creek claim to assess whether it possesses economic reserves of gold and silver. We have not yet identified any economic mineralization on the claim. Our proposed exploration program is designed to search for an economic mineral deposit.


We were incorporated on February 13, 2003 under the laws of the state of Nevada. Our principal offices are located at 1463 Park Drive, Surrey, British Columbia, Canada V3R 5P2. Our telephone number is (250) 729-5731.


Our plan of business at the time of incorporation was to acquire an interest in mineral claims and to conduct exploration on them. From its incorporation on February 13, 2003 to November 2004, we were essentially dormant and did not have any business operations. In November 2004, we commenced raising funds through the sale of our securities.


The Offering:

Securities Being Offered Up to 907,000 shares of common stock.

Offering Price               The selling shareholders will sell our  shares at a
                             fixed  price  of  $0.10  per share until our shares
                             are  quoted  on  the  OTC   Bulletin   Board,   and
                             thereafter at prevailing market prices or privately
                             negotiated prices.  There is no assurance  of when,
                             if ever,  that our securities  will  be  listed for
                             trading  on  any  exchange.  We   determined   this
                             offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The selling  shareholders  will  determine when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the  907,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide to terminate the registration of the shares. In any event, the offering will terminate no later than one year from the effective date of our registration statement.

Securities Issued
And to be Issued             5,807,000 shares of our common stock are issued and
                             outstanding as of the date of this prospectus.  All
                             of  the   common   stock  to  be  sold  under  this
                             prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any  proceeds from the sale  of
                             the common stock by the selling shareholders.

Summary Financial Information


                              December 31, 2005      December 31, 2004
                                   (audited)             (audited)

Cash                               $ 2,577               $20,138
Total Assets                       $ 2,577               $20,138
Liabilities                        $ 5,487               $ 4,520
Total Stockholders' Equity        ($ 2,910)              $15,618

Statement of Loss and Deficit

                           From Incorporation on
                    February 13, 2003 to December 31, 2005

Revenue                           $     0
Net Loss and Deficit             ($40,810)


                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The value of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Silver Creek claim, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Silver Creek claim. While we have sufficient funds to conduct the phase two exploration program on the claim with an estimated budget of $5,000, we will require additional financing in order to determine whether the claim contains economic mineralization and to cover our anticipated administrative costs. We will also require additional financing if the costs of the exploration of the Silver Creek claim are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold and silver, as well as investor acceptance of our mineral claim and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Silver Creek claim to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced exploration on the Silver Creek property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 13, 2003 and to date have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Silver Creek property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Silver Creek claim does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO  CONTINUE  AS A GOING  CONCERN IF OUR  BUSINESS  IS TO  SUCCEED.  OUR
INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Dale Matheson Carr-Hilton LaBonte's report to our audited financial statements for the period ended December 31, 2005 indicates that since we have incurred losses since our inception and that we require additional funds to meet our obligations and fund the costs of our operations, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends upon our ability to generate profitable operations and obtain the necessary financing to meet our obligations and repay our liabilities. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

BECAUSE WE INTEND TO SELL ADDITIONAL STOCK IN ORDER TO FINANCE FUTURE BUSINESS OPERATIONS, SHAREHOLDERS WILL SUFFER DILUTION

We will have to raise additional capital in order to fund our proposed business operations. If is likely that these additional funds will be raised through the sale of shares of our common stock. Any additional issuance of common stock will result in existing shareholders suffering dilution, which may result in a loss of investment.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE SILVER CREEK CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Silver Creek claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold and/or silver of commercial tonnage and grade, we will require additional funds in order to place the mineral claim into commercial production. We may not be able to obtain such financing.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Neither of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR DIRECTORS OWN 84.4% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors, Steven Chan and Keith Smith own approximately 84.4% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE  OUR  PRESIDENT  HAS  OTHER  BUSINESS  INTERESTS,  HE MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Steven Chan spends approximately 20% of his business time, or approximately ten hours per week, providing his services to us. While Mr. Chan presently possesses adequate time to attend to our interests, it is possible that the demands on him from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

IF WE SELL A PARTIAL INTEREST IN THE SILVER CREEK CLAIM IN ORDER TO FUND FURTHER EXPLORATION, THE VALUE OF OUR SOLE ASSET WILL BE DIMINISHED AND THE VALUE OF OUR STOCK COULD BE NEGATIVELY IMPACTED

If we are unable to raise sufficient funds for exploration of the Silver Creek claim, we may be forced to seek a joint venture partner who would provide us with funding for exploration in exchange for an partial interest in our claims. A sale of a interest in our sole asset could have an adverse effect on the value of our stock.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                          Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance of when, if ever, that our securities will be listed for trading on any exchange. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                               Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                       Selling Securityholders

The selling securityholders named in this prospectus are offering all of the 907,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 750,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on December 3, 2004; and

2. 157,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on December 30, 2004.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                                        Total Number
                                        Of Shares To    Total Shares  Percent
                                        Be Offered For  Owned Upon    Owned Upon
Name Of               Shares Owned      Selling         Completion    Completion
Selling               Prior To This     Shareholders    Of This       Of This
Stockholder           Offering          Account         Offering      Offering
--------------------------------------------------------------------------------

Adam Dore
2000 Island Hwy, Ste 125
Gabriola Island, BC
V95 5W3                    40,000           40,000            Nil         Nil

Ed Gisler
182 Decourcy Drive
Gabriola Island, BC
V0R 1X1                    50,000           50,000            Nil         Nil

Robert Moffett
4088 Wellesley Avenue
Nanaimo, BC
V9T 6M2                    60,000           60,000            Nil         Nil

Susan Dawson
7542 1st Street
Burnaby, BC
V3N 3T2                    40,000           40,000            Nil         Nil

Zennon Woloszczak
1495 Wild Cherry Terrace
Gabriola Island, BC
V0R 1X5                    40,000           40,000            Nil         Nil

Winch Chung
4785 47A Avenue
Delta, BC
V4K 1T2                    40,000           40,000            Nil         Nil

Robert Marshall
1601 Barclay St, Ste 803
Vancouver, BC
V6G 1J9                    40,000           40,000            Nil         Nil

Vic Brothers
7762 Edmonds Street
Burnaby, BC
V3N 1B8                    60,000           60,000            Nil         Nil

Dieter Lange
2239 Trafalgar Street
Vancouver, BC
V6K 3S8                    60,000           60,000            Nil         Nil

Bob Dahling
612 6th Street, Suite 1705
New Westminster, BC
V3L 5V2                    60,000           60,000            Nil         Nil

Norman Guerin
7916 North Wind Drive
Lantzville, BC
V0R 2H0                    60,000           60,000            Nil         Nil

                                        Total Number
                                        Of Shares To    Total Shares  Percent
                                        Be Offered For  Owned Upon    Owned Upon
Name Of               Shares Owned      Selling         Completion    Completion
Selling               Prior To This     Shareholders    Of This       Of This
Stockholder           Offering          Account         Offering      Offering
--------------------------------------------------------------------------------

Thomas Fung
39 View Street
Nanaimo, BC
V9R 4N3                    60,000           60,000            Nil         Nil

Heather Atford
120 N. Finholm Street
Parksville, BC
V9P 1J5                    40,000           40,000            Nil         Nil

Richard Cox
935 Sveinson Drive
Gabriola Island, BC
V0R 1X2                    50,000           50,000            Nil         Nil

Sasha Snow
207B 4th Street
Nanaimo, BC
V9R 1T3                    50,000           50,000            Nil         Nil

Kenyon Hearl
3362 Wavecrest Drive
Nanaimo, BC
V9T 4W5                    10,000           10,000            Nil         Nil

Louise Moffett
626 Haliburton Street
Nanaimo, BC
V9R 4W5                    10,000           10,000            Nil         Nil

Jeff Rosser
515 Davis Road
Ladysmith, BC
V9G 1W3                    10,000           10,000            Nil         Nil

Daniel Nickel
1348 Barclay Street
Vancouver, BC
V6E 1H7                    10,000           10,000            Nil         Nil

Randy Lovell
5748 Newton Wynd
Vancouver, BC
V5T 1H5                    10,000           10,000            Nil         Nil

Ted Hayes
1067 East 14th Avenue
Vancouver, BC
V5T 2P1                    12,000           12,000            Nil         Nil

Ray Anderson
174 Decourcy Drive
Gabriola Island, BC
V0R 1K1                    8,000            8,000             Nil         Nil

                                        Total Number
                                        Of Shares To    Total Shares  Percent
                                        Be Offered For  Owned Upon    Owned Upon
Name Of               Shares Owned      Selling         Completion    Completion
Selling               Prior To This     Shareholders    Of This       Of This
Stockholder           Offering          Account         Offering      Offering
--------------------------------------------------------------------------------

John Essex
444 Bruce Avenue
Nanaimo, BC
V9R 1T3                    10,000           10,000            Nil         Nil

Janson Morgan
75 Newcastle Avenue
Nanaimo, BC
V9R 4H6                    12,000           12,000            Nil         Nil

Jane Robins
90 McConvey Road
Gabriola Island, BC
V0R 1X1                    12,000           12,000            Nil         Nil

Rene Douglas
44 13th Avenue
Vancouver, BC
V5T 4K7                    10,000           10,000            Nil         Nil

Crystal Olson
1295 Richards Street
Vancouver, BC
V6B 1B2                    10,000           10,000            Nil         Nil

Christina Wolchuk
275 Alexander Street
Vancouver, BC
V6A 1B2                    12,000           12,000            Nil         Nil

Cheryl Chung
501 Pacific Avenue
Vancouver, BC
V6A 2T6                    12,000           12,000            Nil         Nil

Jasmine Grant
717 West 17th Avenue
Vancouver, BC
V5P 4H3                    9,000            9,000             Nil         Nil

Each of the above stockholders beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,807,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years;

    (2)  has ever been one of our officers or directors; or

    (3)  is a broker-dealer or affiliate of a broker dealer.

                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance of when, if ever, that our securities will be listed for trading on any exchange. We determined the offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $11,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  *  contains  a   toll-free  telephone  number for  inquiries  on  disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                        Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N Carson Street, Suite 212 Carson City, Nevada, USA 89701.

     Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director        Age

Steven Chan             39
Keith Smith             54

Executive Officers:

Name of Officer              Age          Office
---------------------       -----        -------
Steven Chan                   39         President, Chief
                                         Executive Officer,
                                         Promoter and Secretary

Keith Smith                   54         Treasurer, Principal
                                         Accounting Officer and
                                         Principal Financial Officer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Steven Chan has acted as our president, chief executive officer, secretary, promoter and a director since our incorporation on February 13, 2003. Since
April 2001, Mr. Chan has acted as vice-president of Cambridge House International Inc., a private Vancouver based corporation that sponsors and organizes industry seminars. Cambridge House secures conference center locations for business sector exhibitions and then sells convention floor space to exhibitors.

From May 2001 to June 2002, Mr. Chan was employed as a sales representative with Telus Corp., a New Westminster, British Columbia based telephone company. From January 1998 to April 2001, he acted as a corporate consultant for Big Bar Gold Corporation, a Canadian reporting company involved in mineral property exploration. In this role, Mr. Chan introduced the company to potential investors and identified potential asset acquisitions for management consideration.

Mr. Chan does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Chan  intends  to  devote  approximately  20%  of  his  business   time,  or
approximately ten hours per week, to our affairs.

Mr. Keith Smith has acted as our treasurer and a d irector since February 13, 2003. Mr. Smith has been a general manager and shareholder of Light Speed Communications, a Burnaby, British Columbia based internet service provider since 1995.

Mr. Smith does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Smith intends to devote approximately 15%, or approximately six hours per week, of her business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

     Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Steven Chan                      3,400,000      58.55%
Stock          President, Chief
               Executive Officer,
               Secretary
               and Director
               707 7th Avenue, Suite 5
               New Westminster, BC V3M 2J2

Common         Keith Smith                      1,500,000      25.83%
Stock          Treasurer and Director
               7739 19th Avenue
               Burnaby, BC 3N 1E8

Common         All officers and directors       4,900,000      84.38%
Stock          as a group that consists of
               two people

The percent of class is based on 5,807,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of May 14, 2006,  there   were   5,807,000 shares of our common stock issued
and outstanding held by 32 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark LLP has provided a legal opinion regarding the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Dale Matheson Carr Hilton LaBonte, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                   Organization Within Last Five Years

We were incorporated on February 13, 2003 under the laws of the state of Nevada. On that date, Steven Chan and Keith Smith were appointed as our directors. As well, Mr. Chan was appointed as our president, chief executive officer and secretary and Mr. Smith was appointed as our treasurer.

Our plan of business at the time of incorporation was to acquire an interest in mineral claims and to conduct exploration on them. We were essentially dormant from our incorporation on February 13, 2003 until we commenced selling shares of our common stock in November 2004 to fund business operations. During this period Steve Chan, our president, had preliminary discussions with vendors of mineral properties, potential investors and attended to our corporate affairs by establishing relationships and engaging a lawyer, accountant, auditor and geologist. On December 15, 2004, we entered into an agreement to purchase the Silver Creek claim and have completed an initial phase of exploration.


                         Description Of Business

In General

We are an exploration stage company. We are engaged in the acquisition and exploration of mineral properties.

We are not a blank cheque company as defined in Rule 419 of Regulation C. We do not intend to merge with or acquire another company or become a vehicle for a reverse acquisition in the future.

We own a 100% undivided right, title and interest in and to the mineral claim known as the Silver Creek claim or the Hope mineral claim. There is no assurance that a commercially viable mineral deposit exists on the claim. Further exploration will be required before a final evaluation as to the economic feasibility of the claim is determined.

Our plan of operation is to conduct exploration work on the Silver Creek claim in order to ascertain whether it possesses economic quantities of gold or silver. There can be no assurance that economic mineral deposits or reserves exist on the Silver Creek claim until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the claim is economically feasible.

Even if we complete our proposed exploration programs on the Silver Creek claim and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist or professional engineer who oversees the program and records the results, as well as our president Steven Chan. Based upon our initial review of results from the phase one exploration program, we will be proceeding with the phase two program.


We retained Mr. Lawrence Stephenson, a professional geologist, to conduct the initial phase of exploration on the Silver Creek claim and act as our independent geologist for this phase. He has completed the phase one program and has received results from the processing of samples that were gathered during the program. Mr. Stephenson conducted the program without the aid of a geological technician. Mr. Stephenson conducted soil sampling along selected areas of the property. Fourteen soil and five silt samples were taken and assayed for the presence of metals. The results indicate that there are anomalous metal values in the eastern portion of the property area. The area particularly has significant values of gold. Based upon the exploration results, Mr. Stephenson recommended that we proceed with the phase two exploration program. There is no affiliation between Mr. Stephenson and Glen Macdonald, the professional geologist who prepared the geology report on the Silver Creek claim. We spent a total of $3,400 during November 2005, in connection with the completion of the phase one exploration program.


The first phase of exploration consisted of detailed geological mapping and sampling. Geological mapping involves plotting previous exploration data relating to a claim on a map in order to determine the best claim locations to conduct subsequent exploration work.

Sampling involves the gathering of rock and soil from claim areas with the most potential to host economically significant mineralization. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Mr. Stephenson concluded from the first phase of exploration that the Silver Creek claims contain intrusive rocks with anomalous values of base metals, located within its boundaries. The association of these zones with the known gold mineralization needs to be further explored to complete the evaluation of the claims. More detailed surveying to better delineate the anomalous zones and the main showing area is recommended to guide future exploration and develop exploration drilling targets effectively.

Description, Location and Access

The Silver Creek claim is located southwest of the town of Hope, British Columbia. The claim is accessible by a well maintained paved road on the north side of the claim from the town of Hope.

Topography of the area is rugged, rising from the Silver Creek River at under 200 meters to the top of area ranges over 1,500 meters. The valleys are steep sided coastal alpine mountain type with typical rain forest vegetation of the coastal ranges of British Columbia. There is a mix of cedar, hemlock and spruce trees on the mineral claim, with alder, willow and cottonwood on old roads and poorly drained areas. Undergrowth brush is typical with salal, devil's club and assorted berry bushes. Climate is also typical of the lower mainland area and is such that the lower and middle elevations of the claim will be workable year round with little difficulty. Higher ground may require snow machines or similar track mounted vehicles.

Mineral Property Purchase and Sale Agreement

On December 15, 2004, we entered into an agreement with Serena Tan of Calgary, Alberta, whereby she sold a 100% interest in and to the Silver Creek claim for $7,000. There was no affiliation or relationship between our management and Ms. Tan prior to this agreement.

The Silver Creek claim consists of one mineral claim under tenure number 411682. The claim is in good standing until June 24, 2006. This means that we must complete at least $100 in exploration work on the claim by that date in order to extend the claim expiry date by one year, to June 24, 2007. In each subsequent year, we are obligated to spend at least $200 on claim exploration in order to extend the good standing date by an additional year. We spent a total of $3,400 during November 2005, in connection with the completion of the phase one exploration program.

Infrastructure and Condition of the Mineral Claim

The Silver Creek claim is free of mineral workings. There is no equipment or other infrastructure facilities located on the claim. There is no power source located on the claim. We will need to use portable generators if we require a power source for exploration of the Silver Creek claim.

Mineralization

The geology of the area of the Silver Creek claim is based on preliminary identification of some surface rock that was completed by the Canadian government. Intrusive units were identified on the claim, which related to the mineralization in the surrounding areas. An intrusive unit is a body of rock that has been forced into or between other rocks due to sub-surface volcanic activity. Significant mineralization may be found in areas where intrusions have occurred.

Sulphide mineralization, compounds containing sulphur and one additional element, is ubiquitous on the claim. Precious metal mineralization on the claim is in the form of chalcopyrite and pyrite with arsenopyrite reported as the main gold rich mineral and tetrahedrite as the silver rich mineral. Chalcopyrite is a yellow rock consisting of copper, iron and sulphur, while pyrite is a combination of iron and sulphur, more commonly known as fool's gold. Arsenopyrite, a combination of iron, sulphur and arsenic, is often associated with gold mineralization, while tetrahedrite, a combination of copper, sulphur and arsenic, is often associated with silver mineralization.

Exploration History

Almost no exploration work has been conducted on the Silver Creek claim. The area was subject to an airborne magnetic survey conducted by the Geological Survey of Canada in 1972. Such a survey uses technical equipment mounted in an aircraft to measure changes in the magnetic field over claim areas. Magnetic anomalies may be a result of accumulations of certain magnetic rocks such as phrrhotite, hematite and magnetite. These rock types are often found alongside precious metals such as gold and silver. This survey resulted in the discovery of a distinct magnetic anomaly over an area that includes the Silver Creek claim.

Geological Assessment Report: Silver Creek Claim

We commissioned Mr. Glen Macdonald to prepare a geological report on the Silver Creek claim. The cost of the report was paid for by the vendor of the claim, Ms. Serena Tan as part of our agreement to acquire the claim. We have not paid any fees to Mr. Macdonald in connection with the claim or our registration statement.

Mr. Macdonald holds bachelor degrees in economics and geology from the University of British Columbia and has practiced his profession as a geologist for over 28 years. He is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta and of the Association of Professional
Engineers and Geoscientists of the Province of British Columbia. The report summarizes the results of prior exploration and makes recommendations for further exploration. We do not have an agreement with Mr. Macdonald to perform the recommended exploration on the Silver Creek claim.

Conclusions

In his report, Mr. Macdonald concludes that the Silver Creek claim has the potential to host significant amounts of mineralization and that further exploration of the claim is warranted.

Mr. Macdonald recommends a two phase exploration program to complete an initial evaluation of the claim and to select drill targets. The second phase of exploration will be contingent on obtaining successful results from the phase one program. This determination will be made by our consulting geologist or engineer, along with our president, Steven Chan, based on the potential for the Silver Creek claim to contain economic mineralization.

The first phase of exploration consisted of detailed geological mapping and sampling. Geological mapping involves plotting previous exploration data relating to a claim on a map in order to determine the best claim locations to conduct subsequent exploration work.

Sampling involves the gathering of rock and soil from claim areas with the most potential to host economically significant mineralization. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

The recommended phase two program will entail follow-up sampling in areas only if significant mineralization is encountered in the first phase.

Proposed Budget

Approximate costs for the recommended phase two program is as follows:


1. Follow-up sampling                                   $ 3,000
2. Assays                                               $ 1,500
3. Contingency                                          $   500
                                                        -------
Total Phase II Costs:                                   $ 5,000

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

         -        Water discharge will have to meet water standards;

         -        Dust  generation  will  have  to  be  minimal   or   otherwise
                  re-mediated;

         -        Dumping   of   material   on  the  surface  will  have  to  be
                  re-contoured and re-vegetated;

         - An assessment of all material to be left on the surface will need to be environmentally benign;

         - Ground water will have to be monitored for any potential contaminants;

         - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

         - There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                        Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase two exploration program on the Silver Creek claim. We anticipate that the cost of this program will be approximately $5,000. We completed the phase one program in August of 2005. We anticipate commencing the phase two program in the summer of 2006 and completing it within one month of commencement. We have not retained a geologist to conduct this exploration work.


Following completion of the phase two exploration program, we intend to conduct a phase three program. In determining whether to conduct a phase three exploration, we will rely upon the advice of the geologist that undertakes the exploration program. Following the phase two program, the geologist will provide us with a summary of the results of the program, as well as recommendations for additional exploration, if any. These recommendations will be based on the quantity and grade of any minerals discovered and the potential to discover more mineralization on the property. Our board of directors will then review the recommendations of the geologist and determine whether to proceed with his recommendations. We intend to commence this program in the summer of 2007 and expect that it will take approximately two months to complete. We are unable to determine exactly what this exploration will consist of until the second phase of exploration is complete, but we expect it will include a drilling component and will cost between $50,000 to $100,000 dollars. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

Even after completing the phase two exploration program, we will have to spend funds on further exploration before we will know if we have a commercially viable mineral deposit. We are unable to determine exactly what this exploration will consist of until the second phase of exploration is complete, but we expect it will include several drilling programs, as well as engineering studies to determine the feasibility of operating a mine on the property. These drilling programs and studies will encompass at least several phases of additional exploration and may cost several million dollars before we are able to determine if mining operations on the property are warranted.

If warranted, the phase three program will be followed by a phase four program consisting of more drilling to delineate the extent of mineralization discovered underground based on results from drilling in phase three. This program will likely cost approximately $200,000 to $300,000. We intend to commence this program in the autumn of 2007 and expect that it will take approximately two months to complete.


Our management will be responsible for retaining qualified personnel to conduct exploration on the Silver Creek claim and arranging for the lease of any required equipment for each phase of exploration. They will also be responsible for attempting to secure additional financing for us.

In the next 12 months, we also anticipate spending an additional $15,000 on professional fees and administrative expenses, including remaining expenses payable in connection with the filing of this registration statement and anticipated costs of complying with reporting obligations once our registration statement is effective.

Total expenditures over the next 12 months are therefore expected to be $20,000. As of May 11, 2006 we have cash on hand of $19,591. This amount will cover the costs of the phase two exploration program, and all of anticipated administrative expenses.

On January 15, 2006 our President, Mr. Steve Chan, loaned us $20,000 to finance anticipated expenses for the next twelve months. The loan from Mr. Steve Chan is interest free, unsecured and has no fixed terms of repayment.


We will require additional funding in order to cover to proceed with additional recommended exploration work on the claim beyond the phase two program. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund subsequent exploration. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

If we cannot arrange financing on a timely basis, we may have to delay proposed exploration programs. Alternatively, we may consider developing the Silver Creek claim on a joint venture basis. This means that we would transfer a portion of our 100% interest in the claim to a third party in exchange for them conducting a certain amount of exploration on the claim. However, we do not have any arrangement in this regard.


Until such time as the company is listed on the OTC Bulletin Board it expects to be financed by loans from directors and the issue of its common stock by way of private placement. There are no definitive plans for the directors to loan funds to us. However, we anticipate that director loans will be used primarily to finance the phase two exploration program and administrative costs. It is our intention to sell shares of our common stock to finance the phase three exploration program, as well as all additional exploration programs on the property. After our shares of common stock are quoted for trading on the OTC Bulletin Board, we intend to sell additional shares of our common stock in private transactions and through investments arranged through broker-dealers. However, we do not have any arrangements for additional sales of our common stock and there is no guarantee that we will be able to secure such financing. As well, we have not contacted any broker-dealers regarding potential financing.


The company would seek to  acquire   other   mineral   claims   should   further
exploration of  its Silver   Creek claims   be   discontinued due to unfavorable
exploration results.

Our daily operations that would be carried out by management will be: (1) dealing with lawyers, accountants and geologists, (2) tending to our finances and administration, and (3) management of our mineral property which will involve licensing and permitting and work program budgeting, scheduling and management.

Results Of Operations For The Period From Inception Through December 31 2005

We have not earned any revenues from our incorporation on February 13, 2003 to December 31, 2005. We do not anticipate earning revenues unless we enter into commercial production on the Silver Creek claim, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the claim, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $40,810 for the period from our inception on February 13, 2003 to December 31, 2005. These operating expenses were comprised of mineral claim costs of $10,400, professional fees of $17,426, donated services and rent of $9,800, organization costs of $420 and office and sundry costs of $2,764. The professional fees consist of audit, accounting and legal fees that we have incurred. Donated services and rent consist of the value of management services and office space that our president, Steven Chan, provides to us free of charge.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We own a 100% undivided right, title and interest in and to one mineral claim comprising the Silver Creek claim. These property rights only relate to the exploration and extraction of minerals from the claim. We do not hold any real property interest.

We do not own or lease any property other than the Silver Creek claim.

Our office has relocated to 1463 Park Drive Surrey, British Columbia during December 2005. Our offices are located in the home of our president, Mr. Steve Chan. It's approximately 150 square feet in size. It contains office furniture and equipment sufficient to administer our business. Our president, Steven Chan, donates office this office space to us.

            Certain Relationships And Related Transactions

Keith Smith, one of our directors provided a loan of $100 to the us in 2004 for the purposes of facilitating the opening of a bank account. The amount is unsecured, non-interest bearing and has no specified terms of repayment. Our loan agreement with Keith Smith is verbal.


The Company's only promoter is Mr. Steve Chan, its president. Mr. Steve Chan subscribed for 3,400,000 of our common stock at $0.001 per share for proceeds of $3,400. We have not entered into any other transactions with Mr. Chan or through which Mr. Chan has received a benefit.


On January 15, 2006   our   President,   Mr. Steve Chan, loaned us $20,000 on an
interest free basis. This loan agreement remains to be verbal.

Our president, Steven Chan, donates management services and office premises to us. The services are valued at $500 per month and the office premises are valued at $200 per month and are charged to operations.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our sole promoter, Steven Chan; or
  *  Any member of the immediate family of any of the foregoing persons.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  32  registered
shareholders.

Rule 144 Shares

A total of 4,900,000 shares of our common stock are available for resale to the public after November 12, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 58,070 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 4,900,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on February 13, 2003 to December 31, 2005 and the subsequent period to the date of this prospectus.

                         Annual Compensation

                                Other Restricted Options/ LTIP Other
                                        Stock    SARs  payouts Comp
Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)
-----------------------------------------------------------------------
Steven  Pres.  2005   $0     0      0     0        0       0     0
Chan    CEO,   2004   $0     0      0     0        0       0     0
        Sec.
        & Dir

Keith   Treas. 2005   $0     0      0     0        0       0     0
Smith   & Dir. 2004   $0     0      0     0        0       0     0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr.Chan or Mr. Smith. We do not pay them any amount for acting as directors.

Financial Statements

Index to Financial Statements:

1. Audited financial statements for the periods ending December 31 2005, and 2004, including:

  a. Report of Independent Registered Public Accounting Firm;

  b. Balance Sheets;

  c. Statements of Operations;

  d. Statements of Cash Flows;

  e. Statement of Stockholders' Equity; and

  f. Notes to the Financial Statements

                            DRIFTWOOD VENTURES, INC.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                                DECEMBER 31, 2005











REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO THE FINANCIAL STATEMENTS

[DALE MATHESON           Partnership of:           Robert J Burkart, Inc.     James F Carr-Hilton, Ltd.
[CARR-HILTON LABONTE     Alvin F Dale, Ltd.        Peter J Donaldson, Inc.    R.J. LaBonte, Ltd.
-------------------      Robert J Matheson, Inc.   Fraser G Ross, Ltd.
[CHARTERED ACCOUNTANTS LOGO]

--------------------------------------------------------------------------------



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors of Driftwood Ventures Inc.:

We have audited the balance sheets of Driftwood Ventures Inc (an exploration stage company) as at December 31, 2005 and 2004 and the statements of operations, stockholders' equity and cash flows for the years then ended and the period from inception on February 13, 2003 to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2005 and 2004 and the statements of operations, stockholders' equity and cash flows for the years then ended and the period from inception on February 13, 2003 to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has reported losses since inception of operations and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            "Dale Matheson Carr-Hilton LaBonte"

                                                          CHARTERED ACCOUNTANTS

Vancouver, B.C.
February 8, 2006

                            DRIFTWOOD VENTURES, INC.
                         (An Exploration Stage Company)

                                 BALANCE SHEETS
                           DECEMBER 31, 2005, AND 2004
                             (Stated in US Dollars)

-------------------------------------------------------------------------------------------------------------------------------

                                                                                           2005                     2004
                                                                                           ----                     ----
ASSETS

Current asset
     Cash                                                                       $          2,577         $        20,138
                                                                                -----------------------------------------------

                                                                                $          2,577         $        20,138
===============================================================================================================================

LIABILITIES

Current liabilities
     Accounts payable and accrued liabilities                                   $          5,387         $         4,420
     Advances from related party (Note 3)                                                    100                     100
                                                                                -----------------------------------------------
                                                                                           5,487                   4,520
                                                                                -----------------------------------------------

STOCKHOLDERS' EQUITY

Common Stock (Note 4)
     Authorized:
         75,000,000 common shares with a par value of $0.001

     Issued and Outstanding:
          5,807,000 common shares
          (December 31, 2004: 5,807,000)                                                   5,807                   5,807
     Additional paid-in capital                                                           22,293                  22,293
     Share subscription receivable                                                             -                  (1,000)
     Donated capital (Note 3)                                                              9,800                   1,400
     Deficit accumulated during the exploration stage                                   (40,810)                (12,882)
                                                                                -----------------------------------------------
                                                                                          (2,910)                 15,618
                                                                                -----------------------------------------------

                                                                                $          2,577         $        20,138
===============================================================================================================================

Nature And Continuance Of Operations (Note 1)



    The accompanying notes are an integral part of these financial statements

                            DRIFTWOOD VENTURES, INC.
                         (An Exploration Stage Company)

                            STATEMENTS OF OPERATIONS
                             (Stated in US Dollars)

-------------------------------------------------------------------------------------------------------------------

                                                                                                   Period from
                                                          Year                 Year              February 13, 2003
                                                          ended                ended              (Inception) to
                                                       December 31,         December 31,            December 31,
                                                          2005                 2004                    2005
                                                          ----                 ----                    ----
Revenue                                          $                -  $                -   $                 -
-------------------------------------------------------------------------------------------------------------------

Expenses
     Donated management
     services and rent (Note 3)                  $          8,400    $           1,400    $            9,800
     Mineral property costs (Note 5)                        3,400                7,000                10,400
     Organizational costs                                       -                    -                   420
     Office and sundry                                      2,702                   62                 2,764
     Professional fees                                     13,426                4,000                17,426
-------------------------------------------------------------------------------------------------------------------

Net Loss For The Year                            $         27,928    $          12,462    $           40,810
===================================================================================================================


Basic Loss Per Share                             $         (0.00)    $           (0.00)
=========================================================================================


Weighted Average Number Of Shares Outstanding
                                                        5,807,000              533,247
=========================================================================================





    The accompanying notes are an integral part of these financial statements

                            DRIFTWOOD VENTURES, INC.
                         (An Exploration Stage Company)

                            STATEMENTS OF CASH FLOWS
                             (Stated in US Dollars)

---------------------------------------------------------------------------------------------------------------------------------

                                                                                                                  Period from
                                                                         Year                    Year          February 13, 2003
                                                                         ended                   ended           (Inception) to
                                                                    December 31,            December 31,         December 31,
                                                                         2005                    2004                2005
                                                                         ----                    ----                ----
Cash Flows From Operating Activities
     Net loss for the year                                    $        (27,928)       $        (12,462)       $        (40,810)
     Adjustment to reconcile net loss to net cash used
     in operating activities:
       Donated management services and rent                              8,40000                 1,400                   9,800
     Change in non-cash working capital
      balance related to operations:
        Accounts payable and accrued liabilities                           967                   4,000                   5,387
                                                              -------------------------------------------------------------------
                                                                       (18,561)                 (7,062)                (25,623)
                                                              -------------------------------------------------------------------

Cash Flows From Financing Activities
     Capital stock issued                                                1,000                  27,100                  28,100
     Advances from related party                                             -                     100                     100
                                                              -------------------------------------------------------------------
                                                                         1,000                  27,200                  28,200
                                                              -------------------------------------------------------------------

(Decrease) Increase In
Cash During The Year                                                   (17,561)                 20,138                   2,577

Cash, Beginning Of Year                                                 20,138                       -                       -
                                                              -------------------------------------------------------------------

Cash, End Of Year                                             $          2,577        $         20,138        $          2,577
=================================================================================================================================


Supplementary Cash Flow Information
     Cash paid for:
         Interest                                             $              -        $              -        $              -
         Income taxes                                         $              -        $              -        $              -
=================================================================================================================================



    The accompanying notes are an integral part of these financial statements

                            DRIFTWOOD VENTURES, INC.
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

         PERIOD FROM FEBRUARY 13, 2003 (INCEPTION) TO DECEMBER 31, 2005
                             (Stated in US Dollars)

                                                                     Additional                             Deficit
                                                                                  Common                 Accumulated
                                                                                  Shares                  During the
                                                   Common Shares      Paid-in  Subscription    Donated   Exploration
                                                 Number   Par Value   Capital   Receivable     Capital      Stage       Total
Balance, February 13, 2003 (Date of Inception)        -  $       -  $       -   $       -   $      -   $         -  $      -
Net loss for the period                               -          -          -           -          -          (420)     (420)
-----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003                            -          -          -           -          -          (420)     (420)

Shares issued for cash
 - November, 2004 at $0.001                   4,900,000      4,900          -           -          -             -     4,900
 - December, 2004 at $0.01                      750,000        750      6,750           -          -             -     7,500
 - December, 2004 at $0.10                      157,000        157     15,543           -          -             -    15,700
Share subscription receivable                         -          -          -      (1,000)         -             -    (1,000)
Donated management services and rent                  -          -          -           -      1,400             -     1,400
Net loss for the year                                 -          -          -           -          -       (12,462)  (12,462)
-----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2004                    5,807,000      5,807     22,293      (1,000)     1,400       (12,882)   15,618

Share subscription receivable                         -          -          -       1,000          -             -     1,000
Donated management services and rent                  -          -          -           -      8,400             -     8,400
Net loss for the year                                 -          -          -           -          -       (27,928)  (27,928)
-----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2005                    5,807,000  $   5,807  $ 22,293   $       -    $  9,800   $   (40,810) $ (2,910)
-----------------------------------------------------------------------------------------------------------------------------


    The accompanying notes are an integral part of these financial statements

                            DRIFTWOOD VENTURES, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS

                                DECEMBER 31, 2005
                             (Stated in US Dollars)



1.   NATURE AND CONTINUANCE OF OPERATIONS

     The Company was incorporated in the State of Nevada on February 13, 2003. The Company is an exploration stage company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. During the year ended December 31, 2004, the Company acquired a mineral property located in the New Westminster Mining Division, British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

     Going Concern

     These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $40,810 at December 31, 2005 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional finance through private placements of its common stock and/or loans from directors. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)  Basis of Presentation

         The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are expressed in U.S. dollars. The Company's fiscal year end is December 31.

                            DRIFTWOOD VENTURES, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS

                                DECEMBER 31, 2005
                             (Stated in US Dollars)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     b)  Cash and Cash Equivalents

         The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

     c)  Mineral Property Costs

         The Company has been in the exploration stage since its inception on February 13, 2003 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the estimated reserves.

     d)  Use of Estimates and Assumptions

         The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     e)  Foreign Currency Translation

         The Company's functional currency is the Canadian dollar and its reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation are included in comprehensive income, as a separate component of stock holders' equity. Foreign currency transaction gain or losses are included in net loss. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

                            DRIFTWOOD VENTURES, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS

                                DECEMBER 31, 2005
                             (Stated in US Dollars)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     f)  Financial Instruments

         The carrying value of cash, accounts payable and accrued liabilities, and advances from related party approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to market risks from changes in foreign currency rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

     g)  Environmental Costs

         Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to a plan of action based on the then known facts.

     h)  Income Taxes

         Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

                            DRIFTWOOD VENTURES, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS

                                DECEMBER 31, 2005
                             (Stated in US Dollars)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     i)  Basic and Diluted Net Loss Per Share

         The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti dilutive. The Company has not issued any potential dilutive instruments since inception and accordingly only basic loss per share is presented.

     j)  Stock Based Compensation

         In December 2002, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the period ended December 31, 2003.

                            DRIFTWOOD VENTURES, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS

                                DECEMBER 31, 2005
                             (Stated in US Dollars)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     j)  Stock Based Compensation (Continued)

         The Company has elected to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. The Company has not issued any options since inception and accordingly no stock based compensation expense has been recognized.

     k)  Comprehensive Income (Loss)

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2005, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

     l)  Recent Accounting Pronouncements

           In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Non-monetary Transactions", is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

                            DRIFTWOOD VENTURES, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS

                                DECEMBER 31, 2005
                             (Stated in US Dollars)

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Recent Accounting Pronouncements - (cont'd)

              The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

              In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

                            DRIFTWOOD VENTURES, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS

                                DECEMBER 31, 2005
                             (Stated in US Dollars)

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Recent Accounting Pronouncements - (cont'd)

              Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's results of operations or financial position.

              The interpretations in staff accounting bulletin ("SAB") No. 107 express views of the staff regarding the interaction between Statement of Financial Accounting Standards Statement No. 123 (revised 2004), Share-Based Payment ("Statement 123R" or the "Statement") and certain Securities and Exchange Commission ("SEC") rules and regulations and provide the staff's views regarding the valuation of share-based payment arrangements for public companies. In particular, this SAB provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of Statement 123R in an interim period, capitalization of Compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of Statement 123R, the modification of employee share options prior to adoption of Statement 123R and disclosures in Management's Discussion and Analysis ("MD&A") subsequent to adoption of Statement 123R. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's results of operations or financial position

              In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This Statement replaces APB Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. The Company believes this Statement will have no impact on the financial statements of the Company.

                            DRIFTWOOD VENTURES, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS

                                DECEMBER 31, 2005
                             (Stated in US Dollars)

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Recent Accounting Pronouncements - (cont'd)

              In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143" (FIN 47). Asset retirement obligations (AROs) are legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of a long-lived asset, except for certain obligations of lessees. FIN 47 clarifies that liabilities associated with asset retirement obligations whose timing or settlement method are conditional on future events should be recorded at fair value as soon as fair value is reasonably estimable. FIN 47 also provides guidance on the information required to reasonably estimate the fair value of the liability. FIN 47 is intended to result in more consistent recognition of liabilities relating to AROs among companies, more information about expected future cash outflows associated with those obligations stemming from the retirement of the asset(s) and more information about investments in long-lived assets because additional asset retirement costs will be recognized by increasing the carrying amounts of the assets identified to be retired. FIN 47 is effective for fiscal years ending after December 15, 2005. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's financial statements.

              In November 2005, FASB issued FSP FAS 115-1 and FAS 124-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" ("FSP FAS 115-1"), which provides guidance on determining when investments in certain debt and equity securities are considered impaired, whether that impairment is other-than-temporary, and on measuring such impairment loss. FSP FAS 115-1 also includes accounting considerations subsequent to the recognition of an other-than temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP FAS 115-1 is required to be applied to reporting periods beginning after December 15, 2005. The Company is required to adopt FSP FAS 115-1 in the second quarter of fiscal 2006. Management does not expect the adoption of this statement will have a material impact on the Company's results of operations or financial condition. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's financial statements.

                            DRIFTWOOD VENTURES, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS

                                DECEMBER 31, 2005
                             (Stated in US Dollars)

3.   ADVANCES FROM RELATED PARTY

     A director of the Company provided a loan of $100 to the Company in 2004. The amount is unsecured, non-interest bearing and has no specified terms of repayment.

     The President of the Company donates management services and office premises to the Company. The services are valued at $500 per month and the office premises are valued at $200 per month. During the year ended December 31, 2005 donated services of $6,000 (2004 $1,000) and donated rent expense of $2,400 (2004 $400) were charged to operations.

4.   COMMON STOCK

     The total number of authorized common stock that may be issued by the Company is 75,000,000 shares of stock with a par value of $0.001 per share.

     During the year ended December 31, 2004 the Company issued 5,807,000 shares for total cash proceeds of $28,100. During the year ended December 31, 2005 the Company received $1,000 for a subscription receivable, which was outstanding at December 31, 2004

     At December 31, 2005, there were no outstanding stock options or warrants.

5.   MINERAL PROPERTY

     Pursuant to a mineral property purchase agreement (the "Agreement") dated December 15, 2004, the Company acquired a 100% undivided right, title and interest in the Hope mineral claim located in the New Westminster Mining Division, British Columbia, Canada for $7,000 cash. During the year ended December 31, 2005 the Company incurred exploration expenses of $3,400 on the Hope mineral claim.

                            DRIFTWOOD VENTURES, INC.
                         (An Exploration Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS

                                DECEMBER 31, 2005
                             (Stated in US Dollars)

6.   INCOME TAXES

     The components of the net deferred tax asset at December 31, 2005, and 2004, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

                                             2005                2004
                                             ----                ----

    Net operating loss                $        27,928     $     12,882
    Statutory tax rate                             15%              15%
    Effective tax rate                              -                -



    Deferred tax asset                $         6,122     $      1,932
    Valuation allowance                        (6,122)          (1,932)
                                      --------------------------------

    Net deferred tax asset            $             -     $          -
                                      ================================

7.   SUBSEQUENT EVENT

     Subsequent to December 31, 2005 the Company's President loaned the Company $20,000 to finance its on going operations on an unsecured and interest free basis.

                Changes In And Disagreements With Accountants on
                       Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1)      such indemnification is expressly required to be made by law;

         (2)      the proceeding was authorized by our Board of Directors;

         (3)      such   indemnification   is  provided  by  us,   in  our  sole
                  discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

Securities and Exchange Commission registration fee         $     10.68
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  6,000.00
Legal fees and expenses                                     $  3,000.00
Edgar filing fees                                           $  1,500.00
                                                            -----------
Total                                                        $11,500.00
                                                            ===========


All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We completed an offering of 4,900,000 shares of our common stock at a price of $0.001 per share to a total of two purchasers on November 12, 2004. The total amount received from this offering was $4,900. As part of this offering, we issued 3,400,000 shares of our common stock to Mr. Steven Chan and 1,500,000 shares to Mr. Keith Smith. Mr. Chan is our president, chief executive officer, secretary and a director. Mr. Smith is our treasurer and a director.

These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 750,000 shares of our common stock at a price of $0.01 per share to a total of fifteen purchasers on December 3, 2004. The total amount received from this offering was $7,500. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

             Name of Shareholder              Number of Shares
             -----------------------          ----------------

                  Adam Dore                        40,000
                  Ed Gisler                        50,000
                  Robert Moffett                   60,000
                  Susan Dawson                     40,000
                  Zennon Woloszczak                40,000
                  Winch Chung                      40,000
                  Robert Marshall                  40,000
                  Vic Brothers                     60,000
                  Dieter Lange                     60,000
                  Bob Dahling                      60,000
                  Norman Guerin                    60,000
                  Thomas Fung                      60,000
                  Heather Atford                   40,000
                  Richard Cox                      50,000
                  Sasha Snow                       50,000

We completed an offering of 157,000 shares of our common stock at a price of $0.10 per share to a total of ten shareholders on December 30, 2004. The total amount received from this offering was $15,700.

The offering price of our common stock increased from $0.01 per share in our offering completed December 3, 2004 to $0.10 per share in our offering completed on December 30, 2004 due to our acquisition of the Silver Creek property on December 15, 2005. Prior to that date, we did not have an assets other than cash.

We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

              Name of Shareholder              Number of Shares
              -----------------------          ----------------

                  Kenyon Hearl                      10,000
                  Louise Moffett                    10,000
                  Jeff Rosser                       10,000
                  Daniel Nickel                     10,000
                  Randy Lovell                      10,000
                  Ted Hayes                         12,000
                  Ray Anderson                       8,000
                  John Essex                        10,000
                  Janson Morgan                     12,000
                  Jane Robins                       12,000
                  Rene Douglas                      10,000
                  Crystal Olson                     10,000
                  Christina Wolchuk                 12,000
                  Cheryl Chung                      12,000
                  Jasmine Grant                      9,000

Regulation S Compliance

For each of the above noted offerings, the following facts were present that allowed for the reliance on Regulation S:

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                                    Exhibits
Exhibit
Number    Description


  3.1*    Articles of Incorporation
  3.2*    Bylaws
  5.1***  Legal opinion
 10.1*    Mineral Property Purchase Agreement dated December 15, 2004
 23.1     Consent of Dale Matheson Carr Hilton LaBonte, Chartered
          Accountants
 99.1**   Claim location map

* filed as an exhibit to our registration statement on Form SB-2 filed on May 12, 2005

** filed as an exhibit to our registration statement on Form SB-2 filed on December 23, 2005

***filed as an exhibit to our registration statement on Form SB-2 filed on March 2, 2006

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section
               230.424 of this chapter);

          (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

          (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

          (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                          Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on May 11, 2006.

                              Driftwood Ventures, Inc.

                              By:/s/ Steven Chan
                              ------------------------------
                              Steven Chan
                              President, Chief Executive Officer,
                              Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE               CAPACITY IN WHICH SIGNED       DATE

/s/ Steven Chan            President, Chief Executive         May 11, 2006
-----------------------    Officer, Secretary and
Steven Chan                Director

/s/ Keith Smith            Treasurer, Principal               May 11, 2006
-----------------------    Accounting Officer, Principal
Keith Smith                Financial Officer and Director